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                                                     Exhibit 23.2

               Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 dated February 21, 1992 (No.
33-45911), December 3, 1992 (No. 33-55308), January 27, 1993 (No.
33-57712), June 10, 1993 (No. 33-64102) and September 22, 1993 (No.
33-69196) of SA Holdings, Inc. of our report on U.S.
Communications, Inc. dated April 21, 1995, appearing in the
Company's Form 8-K/A dated October 12, 1995.


DUFF AND ANDERSON, P.C.

Levelland, Texas
October 12, 1995